Exhibit 99.1

Electric Last Mile Announces Additions to Leadership Team

Troy, Mich. (June 22, 2021) – Electric Last Mile, Inc. (“ELMS” or “the Company”) today announced eight new additions to its global leadership team in the areas of engineering, operations, marketing, business development and sales. Georgette Borrego Dulworth joins the team as Vice President of Human Resources, Praveen Cherian as Vice President of Engineering, Chris Slesak as Director of Connected Vehicle/Telematics, Rudy Wang as Director of Vehicle Software, Eric Keipper as Executive Director of Vehicle Integration, Jacqueline Siegel as Director of Battery, Sharon Dudley-Parham as Director of Marketing, and Adam Du as Director of ELMS China Operations. These additions bring decades of leadership experience in the automotive industry and in China’s EV market from companies including Ford, General Motors and Bosch.

“We are thrilled to welcome these leaders to our team at ELMS,” said James Taylor, Co-Founder and CEO of ELMS. “Each new team member brings deep, unique automotive experience as well as the proven ability to build global organizations in the commercial vehicle space. These leaders come at an exciting time as we continue to make significant strides on our business and production plans.”

Georgette Borrego Dulworth, Vice President, Human Resources:

Ms. Borrego Dulworth joins ELMS with over 20 years of experience in human capital and legal matters leadership. She was earlier Vice President, Legal of Dematic, a subsidiary of KION Group and a leading supplier of integrated automated technology, software and services to optimize the supply chain. Prior to joining Dematic, Ms. Borrego Dulworth served as Corporate Counsel and Director of Human Resources for North America with MSX International, LLC and Director of Talent Acquisition and Diversity at FCA, now Stellantis. Ms. Borrego Dulworth holds a BA in Business Administration and a JD from Wayne State University.

Praveen Cherian, Vice President, Engineering:

Mr. Cherian is a seasoned global automotive executive with over 20 years of transformative leadership in the automotive sector. He joins ELMS as the VP of Engineering, bringing his experience in leading global engineering and program teams at Ford and its two joint ventures in China, where he spent more than 10 years. In his most recent roles, he served as Director of Engineering at Changan Ford and Chief Engineer of the Ford Transit at Jiangling Motors. Earlier in his career, Mr. Cherian oversaw the early Ford Fusion Hybrid and the first commercial EV in U.S., 2010 model year Ford Transit Connect Electric to market. Praveen Cherian graduated from University of Cincinnati with a master’s in mechanical engineering.

Eric Keipper, Executive Director, Vehicle Integration:

Eric Keipper is an accomplished vehicle development Engineer and Director with nearly 30 years of vehicle development experience. He joins ELMS as the Executive Director of Vehicle Integration, responsible for high-quality integration of systems and components for local market, efficient last mile delivery solutions. Mr. Keipper brings in-depth experience from his career at General Motors, Chrysler/FCA, Karma Automotive, and most recently, Pratt Miller Engineering. His voice of the customer development process and technical product development focus has consistently produced high quality products customers desire to purchase and enjoy driving. Mr. Keipper focuses on building strategic partnerships and developing engineering tools and processes that achieve the required product focused results. He has an BS in Mechanical Engineering from Michigan Technological University, an MS in Engineering from Rensselaer Polytechnic Institute, and an MBA from the University of Michigan.

Chris Slesak, Director, Connected Vehicle/Telematics:

Mr. Slesak joins ELMS as the Director of Connected Vehicle Car/Telematics. Chris previously held such roles as the Director of the Electric Vehicle OEM Business Unit and Head of Signal Transmission for Guardian Industries, a subsidiary of Koch Industries, Managing Director of Road-iQ, a Telematics and Connected Devices & Services organization specializing in vision systems for the commercial vehicle industry, and Global Product Line Director for Telematics at Delphi Automotive. His earlier roles included leadership positions at Ford, Visteon and Hyundai. Mr. Slesak graduated with a master’s degree from Purdue University with his BS from Michigan State University with a major in Chemistry.

Rudy Wang, Director, Vehicle Software:

Mr. Wang joins ELMS and is responsible for vehicle software development. He was previously at Mando America’s Electric Power Steering R&D Center, where he led software teams working directly with global EV OEMs. During his tenure, he supported the launch of EPS products for EV OEM and autonomous driving customers on the west coast. Earlier, he focused on natural gas and hybrid powertrain engineering at Bosch. Mr. Wang received his master’s degree in electrical engineering from the University of Toledo.

Jacqueline Siegel, Director, Battery:

Ms. Siegel has over ten years of industry experience in battery integration, testing and validation, and hybrid and electric powertrains. Her previous work includes serving as Global Chief Engineer PHEV Batteries FCA/Stellantis and as an Energy Storage Systems Engineer at Fisker Automotive working on battery pack development. She has significant experience overseeing technical activities related to program execution and delivery of all FCA PHEV batteries globally, including Jeep Renegade/Compass 4xe, Jeep Compass PHEV China and Jeep Wrangler 4xe. She received a master’s in Chemical Engineering from the University of Cincinnati.

Sharon Dudley-Parham, Director, Marketing:

Ms. Dudley-Parham brings a career history within the automotive sector. She most recently served as Director of New Business & Product Development at ACV Auctions’ True360. Previously, Ms. Dudley-Parham spent more than two decades at General Motors in a variety of marketing and sales leadership roles. Among these, she led national and regional fleet sales, as well as product and brand for advanced technology and alternative-fuel vehicles. Ms. Dudley-Parham further served as marketing chairperson and member of the board of directors for the U.S. Department of Energy (DOE) Clean Cities Organization. She holds a BA from Northwestern University and an MBA from the University of Chicago Booth School of Business.

Adam Du, Director, China Operations:

Mr. Du has a strong commercial and technical background with twenty years of automotive experience in three different functional areas: Sales & Marketing, Engineering, Program Management. Prior to joining ELMS, he served a Director of New Business Development in Asia for Accuride. Prior to that, Mr. Du spent ten years at Bosch China as a Director of sales and project management, managing all sales activities of Bosch Starter & Generator division to passenger vehicle OEMs.

In December 2020, ELMS announced it entered into a definitive agreement to merge with Forum Merger III Corporation (Nasdaq: FIII), a special purpose acquisition company, that would result in ELMS becoming a publicly listed company. The transaction is expected to close this month, subject to regulatory and stockholder approvals and other customary closing conditions. The combined company will be named Electric Last Mile Solutions, Inc. and will continue to be listed on the Nasdaq Capital Market under the new ticker symbol “ELMS.”

About Electric Last Mile, Inc.

ELMS is focused on redefining the last mile with efficient, connected and customizable solutions. ELMS’ first vehicle, the Urban Delivery, is anticipated to be the first Class 1 electric vehicle in the U.S. market. The company is headquartered in Troy, Michigan. For more information, please visit www.electriclastmile.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forum Merger III Corporation’s (“Forum”) and ELMS’s actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, Forum’s and ELMS’s expectations with respect to future performance and anticipated financial impacts of the previously announced business combination of Forum and ELMS (the “business combination”), the satisfaction of the closing conditions to the business combination, the size, demands and growth potential of the markets for ELMS’s products and ELMS’s ability to serve those markets, ELMS’s ability to develop innovative products and compete with other companies engaged in the commercial delivery vehicle industry and/or the electric vehicle industry, ELMS’s ability to attract and retain customers, the estimated go to market timing and cost for ELMS’s products, the implied valuation of ELMS and the timing of the completion of the business combination. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside Forum’s and ELMS’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the agreement and plan of merger (“Merger Agreement”) relating to the business combination or could otherwise cause the business combination to fail to close; (2) the inability of ELMS to consummate the Carveout Transaction (as defined below); (3) the outcome of any legal proceedings that may be instituted against Forum or ELMS following the announcement of the business combination; (4) the inability to complete the business combination, including due to failure to obtain approval of the stockholders of Forum or other conditions to closing in the Merger Agreement; (5) the receipt of an unsolicited offer from another party for an alternative business transaction that could interfere with the business combination; (6) the inability to obtain the listing of the common stock of the post-acquisition company on the Nasdaq Stock Market or any alternative national securities exchange following the business combination; (7) the risk that the announcement and consummation of the business combination disrupts current plans and operations; (8) the inability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition and the ability of the combined company to grow and manage growth profitably and retain its key employees; (9) costs related to the business combination; (10) changes in applicable laws or regulations; (11) the possibility that ELMS may be adversely affected by other economic, business, and/or competitive factors; (12) the impact of COVID-19 on the combined company’s business; and (13) other risks and uncertainties indicated from time to time in the proxy statement filed relating to the business combination, including those under the “Risk Factors” section therein, and in Forum’s other filings with the SEC. Some of these risks and uncertainties may in the future be amplified by the COVID-19 outbreak and there may be additional risks that Forum and ELMS consider immaterial or which are unknown. Forum and ELMS caution that the foregoing list of factors is not exclusive. Forum and ELMS caution readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. ELMS is currently engaged in limited operations only and its ability to carry out its business plans and strategies in the future are contingent upon the closing of the business combination. The consummation of the business combination is subject to, among other conditions, (i) the effectiveness of certain agreements between ELMS and SF Motors, Inc. (d/b/a SERES) (“SERES”), (ii) the acquisition by ELMS of a leasehold interest in, or fee simple title to, the Indiana manufacturing facility prior to the business combination (provided that Forum has agreed that this condition will be waived upon delivery by ELMS of evidence of the mutual written agreement of ELMS and SERES as to the date and time of the transfer of possession of the facility to ELMS, which date and time shall be no later than two business days following the closing of the business combination), and (iii) the securing by ELMS of key intellectual property rights related to its proposed business (collectively, the “Carveout Transaction”). All statements herein regarding ELMS’s anticipated business assume the completion of the Carveout Transaction. Forum and ELMS do not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in their expectations or any change in events, conditions or circumstances on which any such statement is based.

Important Information About the Business Combination and Where to Find It

In connection with the business combination, Forum filed a definitive proxy statement with the U.S. Securities and Exchange Commission (“SEC”). Forum’s stockholders and other interested persons are advised to read the definitive proxy statement in connection with Forum’s solicitation of proxies for the special meeting of Forum stockholders to be held to approve, among other things, the business combination, because this document contains important information about Forum, ELMS and the business combination. The definitive proxy statement for the business combination was mailed to stockholders of Forum as of May 20, 2021, the record date for the Special Meeting. Forum’s stockholders may also obtain a copy of the definitive proxy statement, as well as other documents filed with the SEC by Forum, without charge, at the SEC’s website located at www.sec.gov or by directing a request to: Forum Merger III Corporation, 1615 South Congress Avenue, Suite 103, Delray Beach, FL 33445. The information contained on, or that may be accessed through, the websites referenced in this press release is not incorporated by reference into, and is not a part of, this press release.

Participants in the Solicitation

Forum and its directors and executive officers may be considered participants in the solicitation of proxies with respect to the business combination. Information about the directors and executive officers of Forum and a description of their interests in Forum are set forth in the definitive proxy statement, which was filed with the SEC, in connection with the proposed business combination. These documents can be obtained free of charge from the sources indicated above. ELMS and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the stockholders of Forum in connection with the business combination. A list of the names of such directors and executive officers and information regarding their interests in the business combination are set forth in the definitive proxy statement, which was filed with the SEC, in connection with the proposed business combination. These documents can be obtained free of charge from the sources indicated above.

Contacts

For Forum Merger III Corporation

investors@forummerger.com

For Electric Last Mile, Inc.

Media: elms-svc@sardverb.com

Investors: IR@electriclastmile.com

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